Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

INX LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	INX Token	Rule 457(c) and Rule 457(h)	15,173,911	$0.87(2)	$13,125,433.02	$0.0000927	$1,216.73
Total Offering Amounts					$13,125,433.02		$1,216.73
Total Fee Offsets							–
Net Fee Due							$1,216.73

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the INX Token on the INX Securities Trading Platform on July 29, 2022.